UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 27, 2023

Sharps Technology, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-41355	82-3751728
(Commission File Number)	(IRS Employer Identification No.)

105 Maxess Road, Melville, New York 11747

(Address of Principal Executive Offices)

(631) 574 -4436

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	STSS	NASDAQ Capital Market
Common Stock Purchase Warrants	STSSW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2023, Sharps Technology, Inc. (the “Company”) granted five-year options (the “Options”) to purchase a total of 950,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) to its directors, management and employees pursuant to the Sharps Technology, Inc. 2022 and 2023 Equity Incentive Plans. The Options are exercisable at $1.37 per share which was the closing price on January 25, 2023. Of the Options granted, Options to purchase an aggregate of 495,000 shares of Common Stock were issued to executive officers and Options to purchase an aggregate of 455,000 shares of Common Stock were issued to directors.

On January 25, 2023, the Company’s Board of Directors adopted the 2023 Equity Incentive Plan (the “2023 Plan”). The 2023 Plan provides for the issuance of up to 1,400,000 options and/or shares of restricted stock to be available for issuance to officers, directors, employees and consultants. The 2023 Plan is attached as Exhibit 10.1 to this Current Report on Form 8-k.

Item 9.01 Exhibit Index

10.1	2023 Equity Incentive Plan
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2023

SHARPS TECHNOLOGY, INC.

/s/ Andrew R. Crescenzo
Andrew R. Crescenzo
Chief Financial Officer